                                                                     EXHIBIT 2.6


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is entered into on the 19th day of June, 1997, by and among Monarch Dental Corporation, a Delaware corporation ("Monarch"), Dental Centers of Indiana (Monarch), Inc., an Indiana corporation and a wholly-owned subsidiary of Monarch (the "Purchaser"), or its assigns, Dental Centers of Indiana, Inc., an Indiana corporation ("Company"), and James W. Willis ("Willis"), Mark R. Johnson ("Johnson") and Thurman H. Brown, II ("Brown"), all individuals residing in Indiana and collectively referred to as the "Seller" or "Sellers."

                                R e c i t a l s

         Willis, Johnson and Brown each own 33 1/3% of the outstanding common stock, no par value, of the Company (formerly known as Wadsworth, Willis & Frey, D.D.S., Inc.).

         Purchaser desires to acquire all of the issued and outstanding shares of capital stock of the Company (the "Stock") by means of a Merger (defined below) of the Company with and into Purchaser whereby Purchaser is the surviving corporation in the Merger, for the consideration and on the terms set forth in this Agreement.

         NOW, THEREFORE, for and in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1. THE MERGER; TERMS OF THE MERGER.

         1.1     The Merger.

                 1.1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Indiana Business Corporation Law (the "IBCL"), at the Effective Time (defined below), the Company shall be merged with and into Purchaser (the "Merger"), in accordance with the terms set forth in this Agreement. From and after the Effective Time, the separate corporate existence of the Company shall cease, and Purchaser shall continue as the surviving corporation in the Merger and shall continue to be governed by the laws of the State of Indiana. The Merger shall be consummated by filing a Certificate of Merger with the Secretary of State of the State of Indiana, together with all other documents, notices and filings required by the IBCL.

                 1.1.2 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 23-1-40-6 of the IBCL. If at any time the Purchaser shall consider or be advised that any further assignments, assurances in law, or other acts or instruments are necessary or desirable to vest, perfect, or confirm to the Purchaser the title to any property or rights of the Company and the Purchaser (collectively, the "Constituent Corporations"), the Constituent Corporations and their proper officers and directors shall and will do all such acts and things as may be necessary or proper to vest, effect, or confirm title to such property or rights of the Purchaser and otherwise to carry out the purposes of this Agreement.

                 1.1.3 Certificate of Incorporation; Bylaws; Directors and Officers. The Certificate of Incorporation and Bylaws of Purchaser, in each case as in effect at the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Purchaser after the Merger. At the Effective Time, the


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directors and officers of the Purchaser after the Merger shall be comprised of the directors and officers of Purchaser, to hold office until their respective successors are duly elected or appointed and qualified.

                 1.1.4 Tax Consequences. It is intended that the Merger shall constitute a reorganization described in Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. It shall not be a condition to the consummation of the Merger that any party hereto shall have received a ruling of the Internal Revenue Service as to the federal income tax consequences of the Merger.

                 1.1.5 Ownership of Certain Assets. As a result of the Merger, the Purchaser will acquire all of Company's right, title and interest in (i) the following partnerships: Drs. Johnson, Terry & Associates and DCI-Lee (the "Partnerships"), and (ii) Indiana Dental Provider Alliance ("Alliance"); provided, however, that Sellers shall receive twenty percent (20%) of the revenue received by the Company from Alliance, less any expenses incurred by the Company with respect to Alliance (the "Alliance Expenses"), for a period of five (5) years following the Closing; and further provided that if the revenue received by the Company from Alliance less Alliance Expenses shall equal or exceed $2,000,000 during the fifth year following the Closing, then, in addition to the Sellers receiving twenty percent (20%) of the revenue received by the Company from Alliance less Alliance Expenses, the Sellers shall also receive an additional amount equal to twenty-five percent (25%) of the revenue received by the Company from Alliance less Alliance Expenses.

         1.2     Terms of the Merger.

                 1.2.1    Merger Consideration.

                          (a) At the Effective Time, by virtue of the Merger and without any action by the Seller, all Stock issued and outstanding immediately prior to the Effective Time shall be canceled and retired and converted into and become rights to receive the Merger Consideration (defined below) in the manner described in subsection 1.2.1(c) below.

                          (b) The aggregate consideration provided for in this subsection (b) (the "Merger Consideration") shall be payable by delivery of:

                                  (i)      $1,838,500 in cash, less the amount
                                           of Seller's expenses paid by
                                           Purchaser under Section 9.1(a),
                                           without any interest thereon (the
                                           "Cash Merger Consideration"), which
                                           shall be payable by wire transfer
                                           (pursuant to the wire transfer
                                           instructions set forth on Exhibit A)
                                           or other immediately available
                                           funds; and

                                  (ii)     the number of shares of common
                                           stock, par value $.01 per share, of
                                           Monarch (the "Monarch Common Stock")
                                           determined by dividing $1,800,000 by
                                           the per share price set forth in the
                                           "Price to Public" column on the
                                           front cover page of the final
                                           prospectus filed with the Securities
                                           and Exchange Commission in
                                           connection with its initial public
                                           offering of Monarch Common Stock
                                           (the "IPO Price"), rounded to the
                                           nearest whole share of Monarch
                                           Common Stock (the "Stock Merger
                                           Consideration").



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                          (c)      The Merger Consideration shall be allocated
                 among the Sellers equally. At the Effective Time, all of the issued and outstanding Stock held by each Seller shall be converted without any action on the part of the holder thereof into and be exchangeable for:

                                   (i)     33 1/3% of the aggregate amount of
                                           the Cash Merger Consideration; and

                                   (ii)    33 1/3% of the aggregate number of
                                           shares of Monarch Common Stock
                                           comprising the Stock Merger
                                           Consideration.

                          (d) At the Closing, the Cash Merger Consideration and the Stock Merger Consideration shall be distributed pursuant to subsection 1.2.1 and Section 1.2.2 hereof.

                          (e) At the Closing, and in accordance with the terms of this Agreement, Monarch agrees to deliver a sufficient number of shares of Monarch Common Stock necessary to satisfy its obligations set forth in this Section 1.2.1.

                 1.2.2 Exchange Procedure for the Sellers. At the Closing, each Seller shall surrender each certificate or certificates evidencing the Stock to the Purchaser, duly endorsed and executed as the Purchaser may require, to the Purchaser for cancellation, at which time the Cash Merger Consideration and the Stock Merger Consideration applicable to such Stock shall be delivered to such Seller. At the Effective Time, each Seller shall cease to have any rights with respect to the Stock, and their sole right shall be to receive their respective portions of the Merger Consideration set forth above. All rights to receive the Cash Merger Consideration or the Stock Merger Consideration (or cash in lieu of fractional shares of Monarch Common Stock), shall be deemed, when paid or issued hereunder, to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to the Stock. Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of Monarch Common Stock shall be issued upon the surrender for exchange of certificates which prior to the Effective Time shall have represented any of the Stock. In lieu of any fractional shares, there shall be paid to each Seller who would be entitled to receive a fractional share of Monarch Common Stock an amount of cash (without interest) determined by multiplying such fraction by the IPO Price.

                 1.2.3    Purchaser Capital Stock; Company Treasury Stock.
Each share of common stock of Purchaser issued and outstanding immediately prior to the Merger shall continue to be issued and outstanding and evidence ownership of the same number of shares of common stock of the Purchaser after the Merger, and the Merger shall effect no change in any of such shares, and no shares of Purchaser common stock shall be converted in the Merger. Any shares of the Stock held in the treasury of the Company immediately prior to the Effective Time shall be canceled as of the Effective Time, without payment of any consideration therefor.

ARTICLE 2.  CLOSING.

         Subject to the terms hereof, the Merger shall be consummated at a closing (the "Closing"), to take place on the first business day of the month immediately following the month that Monarch's initial public offering is commenced, at the offices of Haynes and Boone, L.L.P. at 901 Main Street, Dallas, Texas 75202, or such other time or place as the parties may agree upon. If all of the conditions of the Merger set forth in Articles 11 and 12 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance with Article 13 hereof, the parties hereto shall



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cause a Certificate of Merger, together with all other documents and instruments required by law, together with all required fees, to be properly executed, filed or paid, as applicable, in accordance with the IBCL on the date of Closing. The Merger shall be effective as of the time of filing of the Certificate of Merger (the "Effective Time").

ARTICLE 3.  MERGER CONSIDERATION; COLLATERAL AGREEMENTS.

         The consideration to be paid by Purchaser to Seller at the Closing in connection with the Merger (the "Closing Purchase Price") shall be paid pursuant to and as set forth in Sections 1.2, 3.1 and 3.2.

         3.1 Deferred Payments. On or before March 31, 1998, Purchaser shall pay to Seller an amount equal to five (5) times the amount that Purchaser's EBITDA (defined below) for the 1997 calendar year exceeds $712,000 (which shall be allocated equally among the Sellers). Such amount, if any, shall be paid one-half in cash and one-half in Monarch Common Stock unless Seller requests in writing a different allocation of cash and Monarch Common Stock on or before March 15, 1998. For this purpose, the fair market value of the Monarch Common Stock shall be deemed to be the average closing price of Monarch's Common Stock for the ten (10) trading days beginning March 16, 1998 and continuing through and including March 27, 1998, on the primary national securities exchange or system where the Monarch Common Stock is then traded.

         For purposes of this Agreement, EBITDA shall mean the earnings of the business operations conducted by the Company as it existed before the Closing (specifically excluding the Beechgrove and West 10th offices) (the "Acquired Business") before interest, taxes, depreciation and amortization, determined using generally accepted accounting principles, consistently applied, and specifically including (i) deductions for direct expenses reasonably incurred by Purchaser and its affiliates for or on behalf of the Acquired Business; (ii) the monthly costs of operating Purchaser's information systems; and (iii) $26,000 of expenses excluded in the recast income statement of the Company as of December 31, 1996, dated March 21, 1997 and shall specifically exclude $67,000 of revenue included in the recast income statement of the Company as of December 31, 1996, dated March 21, 1997; and specifically excluding (iv) any deduction for the allocation of Purchaser's or its affiliates' overhead or other expenses relating to the operation of Monarch's headquarters; (v) the capital costs of upgrading the Acquired Business' information systems; (vi) any capitalized expenditures; (vii) any expenses incurred by the Company in connection with the transactions contemplated by this Agreement in an amount not exceeding $10,000; and (viii) all net revenues received by the Company from or with respect to Alliance. In addition, for purposes of this Agreement, EBITDA of the Acquired Business shall not be reduced as a result of Purchaser's change of accounting methods (i.e., from cash to accrual); provided, however, that for this purpose, all of the Purchaser's accounts payable shall be deemed to have been paid twenty (20) days following their receipt by Purchaser. Finally, for purposes of calculating EBITDA for the 1997 calendar year, no more than a proportional amount (subject to an allowed variance of ten percent (10%)) of the 1997 EBITDA may accrue before the date of Closing. If more than a proportional amount subject to the above-described variance) accrues before the date of Closing, then any amount in excess of such proportional amount shall specifically be excluded from the calculation of 1997 EBITDA. The Purchaser shall prepare, with the assistance and cooperation of Seller, a financial statement stating the Company's EBITDA for the period ended June 30, 1997. The principles used in such financial statement to establish the Company's EBITDA through June 30, 1997, shall be used on a consistent basis to establish EBITDA for purposes of this Agreement. In the event that a dispute arises regarding any calculation of EBITDA under this Agreement, such dispute shall be settled by an audit partner at Arthur Andersen & Company, Indianapolis, Indiana.





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         3.2     Stock Options.  Seller believes that the Acquired Business is capable of producing higher revenues and greater profitability than has been achieved by the Company prior to the Closing Date. Therefore, in further consideration of the Stock sold by Seller to Purchaser pursuant to this Agreement and, without regard to the continuing employment status of Willis, Johnson and Brown by Purchaser or its affiliates, Seller shall be entitled to receive from Monarch options to purchase shares of Monarch's Common Stock as described herein (which shall be allocated equally among the Sellers).

         Subject to the provisions of this Section 3.2, Seller shall be entitled to receive from Monarch options to purchase up to an aggregate of 40,000 shares of Monarch Common Stock (based on the total shares of Monarch Common Stock outstanding as of April 28, 1997) as set forth in the matrix attached as Exhibit B. Such options will be granted ratably following the end of each of the first five (5) calendar years following the date of Closing, commencing with the period January 1, 1998 through December 31, 1998 (each such period being referred to as an "Earnout Period") subject to the achievement of the performance goals based on annual revenue and EBITDA over each of such five
(5) calendar years as set forth in the matrix attached as Exhibit B.

         For this purpose, revenues mean, for the applicable Earnout Period, the gross revenues of the Acquired Business which shall be determined in accordance with generally accepted accounting principles, consistently applied, excluding capital or extraordinary gains or losses and any gain or loss from sales of investments, receivables, goodwill or agreements not to compete.

         Options granted hereunder, if any, shall be granted pursuant to Monarch's 1996 Equity Acquisition Option Plan (the "Plan"), and shall be subject to all limitations of such Plan, including the aggregate number of options which may be granted thereunder. Any options granted pursuant to this
Section 3.2 shall be at an exercise price equal to the IPO Price of Monarch Common Stock. Options granted pursuant to this Section 3.2 shall be fully vested on the date of grant and shall expire ten (10) years from the date of grant.

         Monarch shall grant the options to Seller for the applicable Earnout Period pursuant to this Section 3.2 on or before the one hundred twentieth (120th) day following the end of each of the applicable Earnout Periods. Options not earned by Seller during each applicable Earnout Period(s) shall not be available for grant to Seller in a subsequent Earnout Period. The items in the attached matrix (Exhibit B) shall be determined from Purchaser's financial records for the applicable Earnout Period and set forth in a statement (the "Statement"), represented by Purchaser that such Statement was prepared in accordance with this Agreement and generally accepted accounting principles. A copy of such Statement shall be delivered to Seller not later than forty-five
(45) days after the end of each Earnout Period. Such Statements may be reviewed for accuracy by the accountants employed by Seller. If within thirty
(30) days after delivery of the Statement to Seller, Brown (or any other representative designated by Seller in writing to Purchaser), on behalf of Seller, has not given written notice to Monarch disputing such Statement and stating the basis of such dispute, Monarch shall thereafter have no further liability to grant options to Seller with respect to that Earnout Period except as set forth in such Statement. If Monarch receives notice disputing the Statement within such thirty (30) day period, Seller's accountants and Purchaser's auditors shall use their best efforts to settle the dispute within ninety (90) days after the giving of such dispute notice. If Purchaser's auditors and the accountants representing Seller are unable to resolve the dispute within the ninety (90)-day period, the dispute shall be submitted to an independent firm of certified public accountants of recognized national standing, reasonably satisfactory to Monarch and Seller, whose decision on such dispute shall be binding on all parties.





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         3.3     Collateral Agreements.  In connection and simultaneously with the Closing, Seller, Purchaser, the Company and/or other appropriate persons will enter into the following agreements, among others, with terms and conditions as are set forth in such agreements: (i) Employment Agreements in the form attached hereto as Exhibit C; (ii) Non-Competition Agreements in the form attached hereto as Exhibit D; (iii) Management Services Agreement in the form attached hereto as Exhibit E; (iv) Succession Agreement in the form attached hereto as Exhibit F; (v) Working Group Director Service Agreement in the form attached hereto as Exhibit G; (vi) General Releases in the form attached hereto as Exhibit H; and (vii) real property leases substantially in the form attached hereto as Exhibit I (collectively, the "Collateral Agreements"). Subject to the terms and conditions of this Agreement, as a material inducement to and a condition precedent of Purchaser's acquisition of the Stock, Seller shall execute and deliver at the Closing the Non- Competition Agreements.

         3.4 Further Assurances. Sellers, from time to time, both before and after the Closing, at the request of the Purchaser and without further consideration, shall execute and deliver to Purchaser such further documents necessary to memorialize the transactions contemplated hereby and take such other actions as the Purchaser may reasonably require as are contemplated herein.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF SELLER AND COMPANY.

         4.1 Making of Representations and Warranties. As a material inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller and Company, jointly and severally, hereby make to the Purchaser the representations and warranties contained in this Article 4.

         For the purposes of this Agreement, references to "knowledge" of Seller or "known" by Seller or words of similar import, shall be deemed to include such knowledge as Seller or executive officers of the Company actually has or reasonably ought to have in the ordinary course of performing their duties. For purposes of this Agreement, references to the "Disclosure Schedule" shall mean the Disclosure Schedule delivered by Seller to the Purchaser on the date hereof. For the purposes of this Article 4, (i) Seller is deemed to have knowledge of each of the documents entered into in connection with the transactions contemplated hereby, and (ii) Seller's and Company's representations and warranties with respect to the Company shall be deemed to include the Partnerships.

         4.2 Organization and Qualification; Capital Stock. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Indiana with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places (including qualifications to do business) where such properties are owned or leased or such business is currently conducted. The copies of the charter documents of the Company as amended to date and certified by the Secretary of State of each relevant jurisdiction, and of the by-laws of the Company, as amended to date, certified by its Secretary, and heretofore delivered to the Purchaser, have been duly adopted and are current, complete and correct, no amendments thereto are pending, and the Company is not in violation thereof.

         The Company is duly qualified to do business as a corporation only in the state of Indiana and is not required to be licensed or qualified to conduct its business or own its properties in any other jurisdiction in which the failure to be so qualified would have an adverse effect on the business, operations, results of operations, assets, condition (financial or other) or prospects of the Company. All of the issued and outstanding capital stock or other equity interests of the Company are duly and validly authorized and issued, fully paid and non-assessable and are owned beneficially and of record as set forth in Section 4.2





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
of the Disclosure Schedule, free and clear of all liens, mortgages, pledges, encumbrances, security interests, charges, restrictions on transfer, stockholder or similar agreements, conditional sales agreements, equities and other claims of any kind (collectively, "Liens"), and there are no outstanding options, warrants, rights, commitments, pre-emptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class or other equity interests of the Company. The total authorized capital stock of the Company is set forth on Section 4.2 of the Disclosure Schedule.

         All of the Stock is duly and validly authorized, is validly issued, fully paid and nonassessable and is held equally by each Seller free and clear of Liens. To Seller's and Company's knowledge, the Company has materially complied with all applicable statutes, laws, regulations, orders or rules of any federal or state governmental agency or body or of any other type of regulatory body in connection with the issuance of the Stock.

         4.3 Subsidiaries. Except as provided in Section 4.3 of the Disclosure Schedule, the Company has no subsidiaries (as defined in Section
9.10 hereof), nor owns any securities issued by any other business organization or governmental authority, nor has any direct or indirect interest in or control over any corporation, partnership, joint venture or entity of any kind.

         4.4 Authority; Noncontravention. Seller and Company each has full and unrestricted individual and/or corporate capacity, as the case may be, (i) to enter into (a) this Agreement and (b) each agreement, document and instrument to be executed and delivered by them pursuant to or contemplated by this Agreement, including, but not limited to, the Collateral Agreements, and
(ii) to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller and Company of this Agreement, the Collateral Agreements and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and each Seller (including, without limitation, approval of the Merger as a shareholder of the Company), and no other action on the part of Seller or the Company is required in connection therewith. This Agreement, the Collateral Agreements and each such agreement, document and instrument executed and delivered by Seller and Company pursuant to or in connection with this Agreement constitute valid and binding obligations of Seller and Company enforceable in accordance with its respective terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

         The execution, delivery and performance by Seller of this Agreement, the Collateral Agreements and each such agreement, document and instrument pursuant to or in connection with this Agreement to which they are a party:

                          (i) do not and will not violate any provision of the charter, by-laws or equivalent constituent documents of the Company;

                          (ii) do not and will not violate in any material respect any laws of the United States or any state or other jurisdiction applicable to Seller or the Company or require Seller or the Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and


                          (iii) do not and will not (a) result in a breach of, (b) constitute a default under, (c) accelerate any obligation under, (d) give rise to a right of termination of any indenture, loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit,





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
         authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which Seller or the Company is a party or by which the property of Seller or the Company is bound or affected, or (e) result in the creation or imposition of any Liens on any of the Stock, except to the extent that any of the foregoing would not have a material adverse effect on the business, operations, results of operations, assets, condition (financial or other) or prospects of Seller or the Company.

         4.5     Status of Property.


                 (a)      Real Property.  The Company owns no real estate.

                 (b) Leased Real Property. All of the real property leased in connection with the Company's business is identified in Section 4.5(b)(i) of the Disclosure Schedule (collectively referred to herein as the "Leased Real Property"). Section 4.5(b)(ii) of the Disclosure Schedule sets forth any other real estate previously owned, leased or otherwise operated by the Company or Seller in connection with the Company at any time during the immediately preceding five years and the time periods of any such ownership, lease or operation, except for any offices in personal residences of employees of the Company. Further:


                          (i) Leases. All of the leases of any of the Leased Real Property (collectively, the "Leases") are listed in
         Section 4.5(b)(i) of the Disclosure Schedule. The copies of the Leases heretofore delivered or furnished to the Purchaser are complete, accurate, true and correct copies of each of the Leases, including any amendments to such Leases, except as set forth in
         Section 4.5(b)(i) of the Disclosure Schedule. With respect to each of the Leases, except as set forth in Section 4.5(b)(i) of the Disclosure
         Schedule:


                          (A) each of the Leases is in full force and effect on the terms set forth therein and has not been modified, amended, or altered, in writing or otherwise;

                          (B) all obligations of the landlord or lessor under the Leases which have accrued have been performed, and to Seller's and Company's knowledge, no landlord or lessor is in default under or in arrears in the payment of any sum or in the performance of any obligation required of it under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by the landlord or lessor under any Lease, except for any default which would not have an adverse effect on the business, operations, results of operations, assets, condition (financial or other) or prospects of the Company's business;

                          (C) all obligations of the tenant or lessee under the Leases which have accrued have been performed in all material respects, and neither Seller nor the Company is in default under or in arrears in the payment of any sum or in the performance of any material obligation required of them or it under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by Seller or the Company; and

                          (D) Seller and the Company have obtained the consent of each landlord or lessor under any Lease whose consent is required in connection with the transactions contemplated by this Agreement and each other transaction referred to herein or the collateral assignment of any Lease by Seller or the Company or their or its assignees.





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
                          (ii) Title and Description. The Company holds a good, clear, valid and enforceable leasehold interest in the Leased Real Property leased by it pursuant to the Leases, subject only to the right of reversion of the landlords or lessors under such Leases, in all cases, such leasehold interests being free and clear of all other prior or subordinate interests, including, without limitation, mortgages, deeds of trust, subleases, security interests or similar encumbrances, liens, assessments, tenancies, licenses, claims, rights of first refusal, options, covenants, conditions, restrictions, judgments or other encumbrances or matters affecting title to such leasehold interests.


                          (iii)   Compliance with Law; Government Approvals.
         To Seller's and Company's knowledge, except as set forth in Section 4.5(b)(iii) of the Disclosure Schedule, Seller and the Company have not received notice from any municipal, state, federal or other governmental authority of any violation of any zoning, building, fire, water, use, health, or other law, ordinance, code, regulation, license, permit or authorization issued in respect of any of the Leased Real Property. To Seller's and Company's knowledge, improvements located on or constituting a part of the Leased Real Property and the use and operation thereof (including, without limitation, the use and operation of any signs located thereon) are in compliance with all applicable municipal, state, federal or other governmental laws, ordinances, codes, regulations, licenses, permits and authorizations, including, without limitation, applicable zoning, building, fire, water, use or health laws, ordinances, codes, regulations, licenses, permits and authorizations, and there are presently in effect all certificates of occupancy, licenses, permits and authorizations required by law, ordinance, code or regulation or by any governmental or private authority having jurisdiction over any of the Leased Real Property or any portion thereof, or the occupancy thereof or any present use thereof (collectively, "Governmental Approvals"), which are necessary or otherwise material to the conduct of the Company's business. The Leased Real Property has at least the minimum access required by applicable subdivision or similar law.


                 (c) Personal Property. Except as specifically disclosed in Section 4.5(c) of the Disclosure Schedule or in the Base Balance Sheet (as defined in Section 4.6(a)(ii)), the Company owns and has good, valid and (if applicable) marketable title to all of the personal property used in connection with the conduct of the Company's business, and none of such personal property or assets is subject to any Lien, except as specifically disclosed in said Schedule or in the Base Balance Sheet. The Base Balance Sheet reflects all personal property used in connection with the conduct of the Company's business, subject to dispositions and additions in the ordinary course of business and consistent with this Agreement. Except as otherwise specified in Section 4.5(c) of the Disclosure Schedule, all of the tangible personal property of the Company is in generally good operating condition and repair, normal wear and tear excepted, has been well maintained, and conforms in all material respects with all applicable ordinances, regulations and other laws.

         4.6     Financial Statements; Undisclosed Liabilities.

                 (a) Seller has previously delivered to Purchaser the following financial statements, copies of which are attached hereto as Section 4.6(a) of the Disclosure Schedule:

                          (i) Unaudited balance sheets for the Company as of December 31, 1996 (herein the "Base Balance Sheet"), and December 31, 1995 and unaudited statements of income, retained earnings and cash flows for the years then ended prepared in accordance with the cash method of accounting; and

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
                          (ii) An unaudited balance sheet for the Company as of April 30, 1997 (herein the "Interim Base Balance Sheet"), and an unaudited statement of income and retained earnings for the four month period then ended prepared in accordance with the cash method of accounting.

Said financial statements have been prepared by the Company from its books and records, and present fairly in all material respects the financial condition of the Company at the dates of said statements and the results of their operations for the periods covered thereby in accordance with the cash method of accounting.

                 (b) As of the date of the Base Balance Sheet, there were no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, relating to the Company, except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) specifically disclosed in
Section 4.6(b) of the Disclosure Schedule furnished to Purchaser hereunder on the date hereof and attached hereto, or (iii) incurred in the ordinary course of business consistent with the terms of this Agreement subsequent to the date of the Base Balance Sheet.

                 (c) There are no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, relating to the Company, except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) specifically disclosed in Section 4.6(c) of the Disclosure Schedule, or (iii) incurred in the ordinary course of business consistent with the terms of this Agreement subsequent to the date of the Base Balance Sheet.

                 (d) As of the date of the Interim Base Balance Sheet, there were no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, relating to the Company, except liabilities (i) stated or adequately reserved against on the Interim Base Balance Sheet or the notes thereto, (ii) specifically disclosed in Section 4.6(d) of the Disclosure Schedule furnished to Purchaser hereunder on the date hereof and attached hereto, or (iii) incurred in the ordinary course of business consistent with the terms of this Agreement subsequent to the date of the Interim Base Balance Sheet.

                 (e) There are no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, relating to the Company, except liabilities (i) stated or adequately reserved against on the Interim Base Balance Sheet or the notes thereto, (ii) specifically disclosed in Section 4.6(e) of the Disclosure Schedule, or (iii) incurred in the ordinary course of business consistent with the terms of this Agreement subsequent to the date of the Interim Base Balance Sheet.

         4.7     Taxes.

                 (a) Except as disclosed in Section 4.7(a) of the Disclosure Schedule, the Company and its predecessors have paid or caused to be paid all federal, state, local, foreign, and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes, property taxes and business and license fees and taxes, whether or not measured in whole or in part by net income and all deficiencies, and other additions to tax, interest, fines, charges and penalties owed by it

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
(collectively, "Taxes") shown to be due on all tax returns required to be filed through the date hereof, whether disputed or not.

                 (b) The Company and its predecessors have in accordance with applicable law timely filed all federal, state, local and foreign tax returns, information returns and reports required to be filed through the date hereof, and all such returns and reports are true, correct and complete. Complete and correct copies of all federal, state, local and foreign income tax returns filed with respect to the Company and its predecessors for taxable periods ended on or after December 31, 1992, have been previously provided to Purchaser, together with any Internal Revenue Service or other governmental examination reports and statements of deficiencies assessed or agreed to with respect to said returns.

                 (c) Neither the Internal Revenue Service nor any other governmental authority is now asserting (in a suit, action, proceeding, investigation, claim or otherwise) or, to Seller's or Company's knowledge, threatening to assert against the Company or its predecessors any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where the Company and its predecessors do not file reports and returns that the Company or its predecessors are or may be subject to taxation by that jurisdiction. There are no security interests or liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. Neither the Company nor its predecessors have entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended, or any predecessor statutes (the "Code").

                 (d) There has not been during the past five years any audit of any tax return filed by the Company or its predecessors, no audit of any tax return of the Company or its predecessors in progress, and neither the Company nor its predecessors have been notified by any tax authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a tax return was or is to be filed by the Company or its predecessors is in force, and no waiver or agreement by any of the Company or its predecessors is in force for the extension of time for the assessment or collection of any Taxes.

                 (e) The Company and its predecessors have never been (and have never had any liability for unpaid Taxes because they once were) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). Neither the Company nor its predecessors have ever filed, or have ever been required to file, a consolidated, combined or unitary tax return with any other entity. Neither the Company nor its predecessors are parties to any tax sharing or similar agreement.

                 (f) Neither the Company nor its predecessors is a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

                 (g) Neither the Company nor its predecessors has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

                 (h) The Company and its predecessors have treated all of their workers as employees for purposes of federal, state, local and foreign employment, social security, withholding, unemployment and all other payroll related taxes.

                 (i) The Base Balance Sheet reflects and includes adequate charges, accruals, reserves and provisions for the payment in full of all Taxes relating to the Company for any and all periods (i)

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
ending on or before the date the Interim Base Balance Sheet and (ii) ending subsequent to the date of the Interim Base Balance Sheet and through and including the Closing Date.

                 (j) The Company is an "S corporation" within the meaning of Section 1361(a)(1) of the Code.

                 (k) Except as is set forth on Section 4.7(k) of the Disclosure Schedule, neither the Company nor its predecessors own or have ever owned a direct or indirect interest in any trust, partnership, corporation or other entity, and no assets of the Company include an interest in any such entity.

                 (l) For purposes of this Agreement, all references to sections of the Code shall include any predecessor provisions to such sections and any similar provisions of federal, state, local or foreign law.

         4.8 Collectibility of Accounts Receivable. All of the accounts receivable of the Company's business (subject to contractual allowances consistent with the past practices of the Company's business) as described in
Section 4.8 of the Disclosure Schedule are reflected properly in the Company's books and records and are valid and enforceable claims, are current (consistent with aging practice of the Company) and, to Seller's and Company's knowledge, are collectible (subject to reasonable allowance for doubtful accounts as reflected on the balance sheets of the Company) and are not subject to set off or counterclaim (and not covered by insurance), provided that the foregoing representation is not a guarantee of collectibility. A complete and accurate summary of the amount of accounts receivable has previously been provided to Company. The Company has no accounts receivable or loans receivable from any person, firm or corporation which is affiliated with Seller or the Company or from any stockholder, director, officer or employee of Seller or the Company or any affiliate thereof.

         4.9     Absence of Certain Changes.  Except as disclosed in Section
4.9 of the Disclosure Schedule, since the date of the Base Balance Sheet, there has not been:

                 (a) Any adverse change in the properties, assets, liabilities, business, operations, condition (financial or other), personnel or prospects of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been material;

                 (b) Any contingent liability relating to the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company's business;

                 (c) Any Lien placed on any of the properties of the Company which remains in effect on the date hereof;

                 (d) Any material obligations or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, incurred by the Company other than obligations and liabilities incurred in the ordinary course of business and otherwise consistent with the terms of this Agreement;





                                        - 12 -
                                                      ______   _______   _______

                 (e) Any purchase, sale or other disposition, or any agreement or other arrangements for the purchase, sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business;

                 (f) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting any of the properties, assets or business of the Company;

                 (g) Any declaration, set aside or payment of any dividend by the Company or the making of any other distribution in respect of the capital stock or other equity interest of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock or other equity interest;

                 (h) Any change in the compensation (in the form of salaries, wages, incentive arrangements or otherwise) or benefits payable by the Company to any officers, employees, agents, independent contractors, dentists or dental professional corporations other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any such person or Company; or any entering into any employment, deferred compensation or other similar agreement (or any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement)) with any such person or entity;

                 (i) Any material change, or the obtaining of written information concerning a prospective change, with respect to any officers, management employees or dentists (including professional corporations) of the Company, any grant of any severance or termination pay to any officer, employee, agent, independent contractor, dentist or dental professional corporation of the Company or any increase in benefits payable under any existing severance or termination pay policies or employment agreement or relationship;

                 (j) Any payment or discharge of a material Lien or liability relating to the Company which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

                 (k) Any change in accounting methods or practices, credit practices, collection policies or payment policies used by the Company including, without limitation, any change in the discharge or recording of accounts payable relative to past practices;

                 (l) Any material cancellation or loss of any material right or asset, or waiver of any right, of the Company;

                 (m) Any other material transaction relating to the Company other than transactions in the ordinary course of business and consistent with past practices; or

                 (n) Any agreement or understanding, whether in writing or otherwise, by the Company or any other person that would result in any of the transactions or events or require the Company to take any of the actions specified in paragraphs (a) through (m) above.

         4.10 Ordinary Course. Since the date of the Base Balance Sheet, the Company has conducted its business only in the ordinary course and in a manner consistent with prior practices.

         4.11 Banking Relations. All of the accounts with any banking institution relating to the Company are accurately and in all material respects described in Section 4.11 of the Disclosure Schedule,





                                        - 13 -
                                                      ______   _______   _______
indicating with respect to each of such accounts the name of the institution, the account number(s), the type of arrangement maintained (such as checking account, borrowing, etc.) and the person or persons authorized in respect thereof.

         4.12    Intellectual Property.

                 (a) The Company has exclusive ownership of, or exclusive license to use, all computer software, patent, copyright, trade secret (including, without limitation, customer lists, production processes and inventions), trademark, service mark and other proprietary rights (collectively, "Intellectual Property"), used in the Company's business as presently conducted. The Company's rights in all of such Intellectual Property are freely transferable. No representation or warranty is made as to licensed software which is generally commercially available and used in the ordinary course of business with respect to Intellectual Property which is not freely assignable at the date hereof. No proceedings have been instituted, or are pending or threatened, which challenge the rights of the Company in respect of any Intellectual Property, and to the knowledge of Seller, no other person has or alleges any rights in or to the Intellectual Property.

                 (b) All patents, patent applications, trademarks, service marks, trademark and service mark applications and registrations and registered copyrights related to the conduct of the Company's business as presently conducted or contemplated to be conducted, are listed in Section 4.12(b) of the Disclosure Schedule.

                 (c) All licenses or other agreements under which the Company is granted rights in Intellectual Property are listed in Section 4.12(c) of the Disclosure Schedule. All said licenses or other agreements are in full force and effect, there is no default by the Company, or any other party thereto, and, except as set forth in Section 4.12(c) of the Disclosure Schedule and as provided in Section 4.12(a) above, all rights thereunder are freely assignable.

                 (d) To Seller's and Company's knowledge, the conduct of the Company's business has not and does not infringe any Intellectual Property of any other person. No proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed or, to the knowledge of Seller or Company, is threatened to be filed. There exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the services, activities or business of the Company. The conduct of the Company's business does not involve the unauthorized use of any confidential information or trade secrets of any person including, without limitation, any former employer of any past or present employee. Neither the Company, nor to Seller's or Company's knowledge, any of its employees, has any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee's engagement in business activities of any nature, other than those relating to patient confidentiality as required by law.

                 (e) As of the Closing, the Company will possess the valid right to use the name "Dental Centers of Indiana" and all similar names and derivations thereof and all related trademarks and trade names used in its business. To Seller's and Company's knowledge, the Company's use of such names does not infringe upon the rights of any other person.





                                        - 14 -
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
         4.13    Contracts.

                 (a) Except for contracts, commitments, plans, agreements and licenses described in Section 4.13(a) of the Disclosure Schedule (true and complete copies of which have been delivered to the Purchaser), the Company is not a party to or subject to:

                          (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                          (ii) any employment contract, or any contract for services which requires the payment of more than $100,000 annually or which is not terminable within 30 days without liability for any penalty or severance payment;

                          (iii) any contract or agreement for the purchase of any commodity, material, equipment or service except purchase orders in the ordinary course of business for less than $5,000 each, provided that such orders do not exceed $50,000 in the aggregate;

                          (iv) any other contracts or agreements creating an obligation or receivable of $50,000 or more with respect to any such contract;

                          (v) any contract or agreement which by its terms does not terminate or is not terminable without penalty within one year after the date hereof;

                          (vi) any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

                          (vii) any contract containing covenants limiting its freedom to compete in any line of business or with any person or entity;

                          (viii) any contract or agreement for the purchase of any fixed asset for a price in excess of $50,000, whether or not such purchase is in the ordinary course of business;

                          (ix) any license agreement (as licensor or licensee) for a total consideration exceeding $50,000 for any one such license;

                          (x) any agreement involving a lease or license of real property or any "capitalized" or "financing" lease;

                          (xi) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money and any related security agreement;

                          (xii) any contract or agreement with any Company officer, employee, director, or stockholder or with any persons or organizations controlled by or affiliated with any of them;

                          (xiii)  any contract or agreement with any
         governmental authority, insurance company, third- party fiscal intermediary or carrier administering any Medicaid program of any state, the Medicare program, any clinic or other in-patient health care facility, dental or health





                                        - 15 -
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
         maintenance organization, preferred provider organization, self-insured employer or other third-party payor of any kind or nature;

                          (xiv)   any power of attorney; or

                          (xv) any judgment, decree or order affecting the Company.

                 (b) All contracts, agreements, leases and instruments to which the Company is a party and as are set forth in Section 4.13(a) of the Disclosure Schedule are valid and are in full force and effect, and constitute legal, valid and binding obligations of the Company and the other parties thereto, enforceable in accordance with its respective terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law). Neither the Company nor, to the knowledge of Seller or Company, any other party to any contract, agreement, lease or instrument to which the Company is a party or any judgment, decree or order applicable to the Company is in default in complying with any provisions thereof, and no condition, event or facts exist which, with notice, lapse of time or both, would constitute a default thereof on the part of the Company or on the part of any other party thereto in any such case that could have a material adverse effect on the business, operations, results of operations, assets, condition (financial or other) or prospects of the Company. The Company is not subject to or bound by any agreement, judgment, decree or order which materially adversely affects the business, operations, results of operations, assets, condition (financial or other) or prospects of its business.

                 (c) There are no contracts, agreements, arrangements or understandings (each, an "HCP Agreement") with any dentist, dental assistant, nurse, technician, or other health care provider (each a "Health Care Provider"), pursuant to which any Seller receives revenues or compensation regarding the provision of dental services to patients in connection with such business.

         4.14 Litigation. Section 4.14 of the Disclosure Schedule sets forth a detailed listing of all currently pending litigation and governmental or administrative proceedings or investigations to which Seller or the Company is a party. Except for matters described in Section 4.14 of the Disclosure Schedule, there are no claims, actions, suits or proceedings and there is no litigation or governmental or administrative proceeding or investigation pending or threatened against the Company which may have a material adverse effect on the business, operations, results of operations, assets, condition (financial or other) or prospects of the Company or which could prevent or hinder the consummation of the transactions contemplated by this Agreement or any other transaction contemplated by or referred to herein. With respect to each matter set forth therein, Section 4.14 of the Disclosure Schedule sets forth a description of the forums for the matter, the parties thereto and the type and amount of relief sought. The Company is not presently subject to any injunction, order or other decree of any court.

         Without limitation of the foregoing, except as set forth in Section
4.14 of the Disclosure Schedule, there are no pending or threatened malpractice claims, Indiana Regulatory Board investigations, suits, notices of intent to institute arbitrations or proceedings, either administrative or judicial, involving the Company including, without limitation, any of the Health Care Providers.

         4.15 Permits; Compliance with Laws; Licensing and Credentialing; Health Care Providers.

                 (a) General Compliance. Except as set forth in Section 4.15(a) of the Disclosure Schedule, the Company has all franchises, authorizations, approvals, orders, consents, licenses,





                                    - 16 -
                                                      ______   _______   _______
certificates, permits, registrations, qualifications or other rights and privileges (collectively "Permits") necessary to permit the ownership of its properties and the conduct of such business as the same is presently conducted. To Seller's and Company's knowledge, a listing of such Permits is set forth in
Section 4.15(a) of the Disclosure Schedule, and all such Permits are valid and in full force and effect except to the extent the absence of any such Permit would not have a material adverse effect on the business, operations, results of operations, assets, condition (financial or other) or prospects of the Company's business. No Permit is subject to termination as a result of the performance of the Agreement or consummation of the transactions contemplated hereby or referred to herein.

                 The Company is now and has heretofore been in full compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority involving the corporate practice of dentistry. In addition, the Company is now and has heretofore been in compliance with all other applicable statutes, ordinances, orders, rules and regulations (including, without limitation, material compliance with OSHA and regulations thereunder and all applicable environmental laws and regulations) promulgated by any federal, state, municipal or other governmental authority which apply to the conduct of the Company's business, except for any such non-compliance or violation that, individually or in the aggregate, would not have a material adverse effect on the business, operations, results of operations, assets, condition (financial or other) or prospects of the Company. Since January 1, 1993, neither Seller nor the Company has ever entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any insurance, consumer protection, environmental or health and safety law, or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any such law.

                 (b) Licensing and Credential Information. Each Health Care Provider is duly licensed under the laws of the State of Indiana (except for license revocation or suspension proceedings currently in process of which Seller and Company have no knowledge), and each Health Care Provider has complied in all material respects with all laws, rules and regulations relating to the rendering of services including without limitation OSHA. Except as set forth in Section 4.15(b) of the Disclosure Schedule, no Health Care Provider since January 1, 1992: (i) has had his or her professional license, Drug Enforcement Agency number, Medicare or Medicaid provider status, or staff privileges at any hospital or dental facility suspended, relinquished, terminated or revoked, (ii) has been reprimanded, sanctioned or disciplined by any licensing board or any federal, state or local society, agency, regulatory body, governmental authority, hospital, third-party payor or specialty board; or (iii) has had a final judgment or settlement entered against him or her in connection with a malpractice or similar action. The names and dental license numbers of the Health Care Providers who provide services in connection with the Company's business are set forth in Section 4.15(b) of the Disclosure Schedule.

                 To the best of Seller's and Company's knowledge, all of the employed and engaged Health Care Providers are in good physical and mental health and do not suffer from any illnesses or disabilities which could prevent any of them from fulfilling their responsibilities under the respective contracts, agreements or understandings with Company. To the best of Seller's and Company's knowledge, none of the employed and engaged Health Care Providers uses (without a physician's approval) or abuses any controlled substances at any time or is under the influence of alcohol or is affected by the use of alcohol during the time period required to perform his or her duties and obligations under any contracts, agreements or understandings with Company.

                 (c)      Medicare/Medicaid.  INTENTIONALLY OMITTED.





                                        - 17 -
                                                      ______   _______   _______

                 (d) Other. The Company is not required to make filings under any insurance holding company or similar state statute, or to be licensed or authorized as an insurance holding company in any jurisdiction in order to conduct its business as presently conducted. The dental plan services and related products offered and provided by the Company have been and are offered and provided in compliance with the requirements of all relevant laws and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have an adverse effect on the business, operations, assets, condition (financial or other) or prospects of such business and the Company has not received any notification from any governmental regulatory authority to the effect that any Permit from such regulatory authority is needed to be obtained by it in order to conduct its business.

         To the knowledge of Seller and Company, there exists no legislation, rule or regulation which shall either (i) have been proposed and be in Seller's reasonable judgment reasonably likely to be adopted in Indiana in the foreseeable future, or (ii) have been adopted in Indiana in either case that, individually or in the aggregate, has a material adverse effect or could reasonably be anticipated to have a material adverse effect on the business, operations, results of operations, assets, (financial or otherwise) or prospects of the Company.

         4.16 Insurance. The physical properties and assets of the Company are insured to the extent disclosed in Section 4.16 of the Disclosure Schedule, and all insurance policies, binders and arrangements relating to the Company are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms thereof. To Seller's and Company's knowledge, said insurance is adequate and customary for the Company's business and is sufficient for compliance with all requirements of law and all agreements and leases to which the Company's business is subject. There is no default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on the Company and all said insurance policies will be in full force and effect after giving effect to the transactions contemplated by this Agreement and the transactions referred to herein.

         4.17 Finder's Fees. Except as set forth in Section 4.17 of the Disclosure Schedule, neither Seller nor the Company has incurred or become liable for any broker's commission, or finder's fee or investment banker's fee relating to or in connection with the transactions contemplated by this Agreement or the transactions referred to herein.

         4.18    Transactions with Interested Persons.  Except as set forth in
Section 4.18 of the Disclosure Schedule, no present or former supervisory employee, officer, director, stockholder or independent contractor (including any dentist or professional corporation) and no affiliate (as defined in
Section 9.12(a)) of any such person, is currently a party to any transaction with the Company, including, without limitation, any contract, agreement or other arrangement providing for the employment of, loan to or from, furnishing of services by or to, rental of real or personal property to or from, or otherwise requiring payments to any such person, and to the knowledge of Seller and Company no such person owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of the Company, or any organization which has a contract or arrangement with the Company. There are no obligations or commitments to, and no income reflected in the financial statements referred to in Section 4.6 has been derived from, any affiliate of Seller or the Company, and, following the Closing, the Company shall not have any obligation or commitment of any kind or description to any such affiliate.





                                        - 18 -
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
         4.19 Employee Benefit Programs and ERISA. Section 4.19 of the Disclosure Schedule sets forth all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company under which the Company has any present or future obligations or liability (the "Benefit Plans"). The Company does not sponsor nor participate in any "defined benefit plan" as defined in section 3(35) of ERISA or any "multiemployer plan" as defined in Section 3(37) of ERISA or any "multiemployer plan" as defined in Section 3(37) of ERISA.

         To Seller's and Company's knowledge: (i) each Benefit Plan which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA has received a favorable determination letter from the Internal Revenue Service;
(ii) all of the Benefit Plans have been maintained and administered, in all material respects, in accordance with their terms and the applicable provisions of ERISA and the Internal Revenue Code of 1986 (the "Code"); (iii) no facts exist which would adversely affect the qualified status of any of the Benefit Plans; (iv) no prohibited transaction under ERISA has occurred under any of the Benefit Plans for which there exists neither a statutory nor a regulatory exception and which would result in any material liability to the Purchaser;
(v) all contributions required under the Benefit Plans have been made, and all contributions made to or accrued with respect to all Benefit Plans are deductible under Section 404 or 162 of the Code; (vi) no facts exist which could result in a material increase in premium costs of the Benefit Plans for which benefits are insured or a material increase in benefit costs of Benefit Plans which provide self-insured benefits; and (vii) no Benefit Plan provides (or has any obligation or commitment to provide) health, medical, disability, life or other similar benefits with respect to any current or former employees (or any beneficiary thereof) of Seller beyond their retirement or other termination of service (other than coverage mandated by Title I, Subtitle B, Part 6 of ERISA, which coverage is fully paid by the former employee or their dependents). Other than claims for benefits submitted by participants or beneficiaries or appeals from denial thereof, to the knowledge of Seller and Company, there is no litigation, legal action, suit, investigation, claim, counterclaim or proceeding pending or threatened against any Benefit Plan.

         4.20    Environmental Matters.  To Seller's and Company's knowledge,
(i) neither Seller nor the Company has any liability under, nor has either ever violated in any material respect, any Environmental Law (as defined below);
(ii) Seller and the Company and each property owned, operated, leased, or used in connection with the Company's business, and any facilities and operations thereon are presently in compliance in all material respects with all applicable Environmental Laws; (iii) neither Seller nor the Company has ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) none of the items enumerated in clause (iii) of this paragraph will be forthcoming. For purposes of this Agreement, (i) "Environmental Law" shall mean any environmental or health-and-safety-related law, regulation, rule, ordinance, or by-law at the federal, state, or local level; and (ii) "the Company's business" shall include the Company and any predecessor to the Company.

         4.21 List of Certain Employees and Suppliers. Section 4.21 of the Disclosure Schedule lists all managers, employees, consultants and independent contractors (including dentists and related professional corporations) of the Company who, individually, have received for the fiscal year ended December 31, 1996, or are scheduled to receive for the fiscal year ended December 31, 1997, compensation or payments in excess of $100,000. In each case, such Schedule includes the current job title and aggregate annual compensation of each such individual. Section 4.21 of the Disclosure Schedule also lists all suppliers to whom the Company made payments aggregating $50,000 or more during the fiscal year ended December 31, 1995, showing, with respect to each such supplier, the name, address and dollar volume involved. To





                                        - 19 -
                                                      ______   _______   _______
the knowledge of Seller and Company, no supplier has any plan or intention to terminate or reduce its business with the Company or to materially and adversely modify its relationship therewith.

         4.22 Employees; Labor Matters. The Company's business (i) employs approximately 28 full-time non-dentist employees and 15 part-time non-dentist employees, (ii) employs approximately 10 dentists (including both full-time and part-time) (all dentists are employed pursuant to a written agreement between the Company and the dentist) and (iii) generally enjoys a good employer-employee relationship. The Company is not delinquent in payments to any of its employees or dentists for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Except as provided in Section 4.22 of the Disclosure Schedule, upon termination of the employment of any of said employees or dentists, no severance or other payments (including without limitation payments required by the Workers' Adjustment, Retraining, and Notification Act) will become due.

         The Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment or services. The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no, and within the last three years there have not been, any written or otherwise alleged charges of employment discrimination or unfair labor practices. The Company is, and at all times since November 6, 1986 has been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986.

         4.23    Material Relationships and Government Contracts.

                 (a) To the knowledge of Seller and Company, the relationships of the Company with its customers, Health Care Providers and the parties to the contracts referred to in Section 4.13(a)(xv) are good patient and/or commercial working relationships. To the knowledge of Seller and Company, no Health Care Provider or dental health maintenance organization ("DHMO") with which the Company does business has any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with such business or to decrease materially or limit its purchase of the services of such business. No DHMO relationship or material contract or other material business relationship of the Company has been terminated since January 1, 1995.

                 (b) The Company has no contracts or subcontracts with any government (including any municipal government) or governmental agency or activity, and the Company is eligible to submit bids to any DHMO.

         4.24 Disclosure. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by Seller and the Company pursuant to this Agreement, together with all materials provided by Seller and the Company or its agents with respect to the Company, do not contain any untrue statement of a material fact and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There are no facts known to Seller or Company which presently or may in the future have a material adverse effect on the business, operations, results of operations, assets, condition (financial or other) or prospects of the Company which have not been specifically disclosed herein or in a Schedule furnished herewith.





                                        - 20 -
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
         4.25 Corporate Records. The corporate files and records maintained by the Company accurately record in all material respects all corporate action taken by its board of directors, governing bodies and committees. The copies of the corporate records of the Company provided to the Purchaser for review, are true and complete copies of the originals of such documents.

         4.26 List of Directors and Officers. Section 4.26 of the Disclosure Schedule contains a true and complete list of all current directors and officers of the Company.

         4.27    Additional Financial Representations.

                 (a)      [INTENTIONALLY OMITTED]

                 (b) Company Accounts Receivable. As of the Closing, the Company's aggregate accounts receivable shall be at least equal to ninety-five percent (95%) the average of the Company's accounts receivable as of the last day of February 1997, March 1997 and April 1997, all of which have been calculated by Seller in accordance with the cash method of accounting.

                 (c) Company Accounts Payable. As of the Closing, the Company aggregate accounts payable (in accordance with the cash method of accounting) shall be zero.

                 (d) No Other Indebtedness. As of the Closing, the aggregate outstanding indebtedness (i.e., indebtedness which is not an account payable as described in Section 4.27(c)), together with the amount of indebtedness the payment of which has been guaranteed by Company, is zero.

                 (e) Net Asset Value of Company. As of the date of Closing, the net asset value of the Company will be at least $500,000.00. For purposes of this provision, Purchaser's change of accounting methods (from cash to accrual) shall not adversely effect the calculation of the Company's net asset value as of the Closing.

         4.28 Investment Representations. Seller, in connection with their acquisition of the Monarch Common Stock, represents that each of them is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). Seller represents to the Purchaser that they are acquiring the Monarch Common Stock for their own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Seller acknowledges that the Monarch Common Stock has not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless it is subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available. Seller represents that each of them has such knowledge and experience in financial and business matters, that they are capable of evaluating the merits and risks of the investment contemplated by this Agreement and the transactions contemplated hereby and the transactions referred to herein and making an informed investment decision with respect thereto.

         Seller acknowledges and agrees that the following legend shall be typed on each certificate evidencing shares of the Monarch Common Stock issued hereunder:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR





                                        - 21 -
                                                      ______   _______   _______

OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

ARTICLE 5.  COVENANTS OF SELLER.

         5.1 Making of Covenants and Agreements. Seller hereby makes the covenants and agreements set forth in this Article 5.

         5.2 Cooperation. Seller shall cooperate with all reasonable requests of the Purchaser and any of its representatives and agents to more effectively consummate the transactions contemplated hereby and the transactions referred to herein.

         5.3 Consents. Seller shall obtain any and all consents, authorizations and approvals, in a form reasonably acceptable to Purchaser, required or necessary in connection with the consummation of the transactions contemplated hereby or referred to herein, including, without limitations, any consents, authorizations or approvals required or necessary under, among other things, real property leases, capital leases and operating leases, in connection with the transfer of the Stock. With respect to the leases described in the previous sentence, Seller covenants and states that such leases are in full force and effect and no defaults exist with respect to such leases.

         5.4 Notice of Default. Promptly upon the occurrence of, or promptly upon Seller becoming aware of the impending or threatened occurrence of, any event or condition which would cause or constitute a breach or default of any of the representations, warranties or covenants of Seller contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement had such representation, warranty or covenant been made as of the time of discovery of such event or condition, or would have caused or constituted a breach or default of any of such representations, warranties or covenants of Seller had such event occurred or been known to Seller prior to the date hereof, Seller shall give detailed written notice thereof to the Purchaser, and Seller shall use their best efforts to prevent or promptly remedy the same. Should any fact or condition require any change in the Disclosure Schedule, Seller will promptly deliver to Purchaser a supplement to the Disclosure Schedule specifying such change.

         5.5 Operation of the Business of the Company. Between the date of this Agreement and the date of Closing, Seller will, and will cause the Company to:

                 (a) conduct the business of the Company only in the ordinary course of business consistent with past practices;

                 (b) use their best efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

                 (c) make available promptly to Purchaser, its accountants, attorneys and financial advisors such information regarding the Company's business, as well as selected employees and dentists of the Company, as reasonably may be necessary for Purchaser to conduct and complete timely its due diligence investigation of the Company;





                                        - 22 -
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
                 (d) confer with Purchaser concerning operational matters of a material nature; and

                 (e) otherwise report periodically to Purchaser concerning the status of the business, operations, and finances of the Company.

         5.6 Negative Covenants. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the date of Closing, Seller will not, and will cause the Company not to, without the prior consent of Purchaser, take any affirmative action, or fail to take any reasonable action within their control, as a result of which any of the changes or events listed in Section 4.9 is likely to occur. Each Seller agrees not to transfer the Stock or any interest in the Stock to any person or entity (or enter into any agreement or understanding to do so) without the prior consent of Purchaser.

         5.7 Payment of Indebtedness by Related Persons. Seller will cause all indebtedness owed to the Company by Seller or any affiliate of Seller to be paid in full prior to Closing.

         5.8 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article 13, Seller will not, and will cause the Company and each of their representatives and affiliates not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non- public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity (other than Purchaser) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business consistent with past practices) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

         5.9 Best Efforts. Between the date of this Agreement and the date of Closing, Seller will use its best efforts to cause the conditions in Articles 11 and 12 to be satisfied.

         5.10 Agreement to Vote in Favor of Merger. Seller shall take all actions necessary to vote as a holder of the Stock to approve the Merger and shall sign all documents as may be reasonably requested by Purchaser to evidence such approval of the Merger.

ARTICLE 6.  COVENANTS OF THE PURCHASER.

         6.1 Making of Covenants and Agreements. The Purchaser hereby makes the covenants and agreements set forth in this Article 6.

         6.2 Cooperation. The Purchaser shall cooperate with all reasonable requests of Seller and their representatives and agents to more effectively consummate the transactions contemplated hereby or the transactions referred to herein.

         6.3 Consents. Purchaser shall assist Seller and the Company in obtaining any and all consents, authorizations and approvals necessary in connection with the consummation of the transactions contemplated hereby or referred to herein.

         6.4 Removal of Seller as a Guarantor. Following the Closing, the Purchaser and its affiliates shall use their best reasonable efforts, with the strong cooperation of Seller, to cause each lessor of property to the Company to remove Seller as a guarantor and release them from any liability to each such lessor; provided, however, that Seller shall not be removed as a guarantor if such removal will prevent the





                                        - 23 -
                                                      ______   _______   _______

Seller from obtaining any consent, authorization or approval required or necessary in connection with the transfer of the Stock.

         6.5 Notice of Default. Promptly upon the occurrence of, or promptly upon Purchaser becoming aware of the impending or threatened occurrence of, any event or condition which would cause or constitute a breach or default of any of the representations, warranties or covenants of Purchaser contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement had such representation, warranty or covenant been made as of the time of discovery of such event or condition, or would have caused or constituted a breach or default of any of such representations, warranties or covenants of Purchaser had such event occurred or been known to Purchaser prior to the date hereof, Purchaser shall give detailed written notice thereof to the Seller, and Purchaser shall use its best efforts to prevent or promptly remedy the same. Should any fact or condition require any change in the Disclosure Schedule, Purchaser will promptly deliver to Seller a supplement to the Disclosure Schedule specifying such change.

         6.6 Best Efforts. Between the date of this Agreement and the date of Closing, Purchaser will use its best efforts to cause the conditions in Articles 11 and 12 to be satisfied; provided, however, that Monarch shall have no obligation to consummate its initial public offering of Monarch Common Stock, and Monarch and Purchaser shall not, under any circumstances, be liable to any Seller for any failure to consummate such initial public offering.

         6.7 Delivery of Quarterly Earnings Release. Monarch shall deliver to Seller on a quarterly basis through the end of 1998 its quarterly earnings release.

ARTICLE 7. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ARRANGEMENTS, COVENANTS AND OBLIGATIONS.

         All representations, warranties, agreements, covenants and obligations herein or in any Schedule, exhibit or certificate delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing and the Merger regardless of any investigation and shall not merge in the performance of any obligation by either party hereto, subject to the provisions of Article 8 hereof.

ARTICLE 8.  INDEMNIFICATION.

         8.1 Indemnification by Seller. Seller, on behalf of themselves and their successors, executors, administrators, estates, heirs and assigns (collectively, for purposes of this Article 8, "Sellers"), agrees to defend, indemnify and hold Purchaser, all subsidiaries and affiliates of any of the foregoing (including without limitation stockholders of any of the foregoing (other than themselves) and persons serving as officers, directors, partners, employees or agents of Purchaser, or such subsidiaries or affiliates thereof (in each case, other than themselves)) (individually a "Purchaser Indemnified Party" and collectively the "Purchaser Indemnified Parties"), harmless from and against any and all damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any such Purchaser Indemnified Party, based upon, arising out of, by reason of or otherwise in respect of or in connection with: (a) any inaccuracy in or breach of any representation or warranty made by Seller in this Agreement, or in any Schedule, Exhibit or certificate delivered by or on behalf of Seller or the Company as part of or pursuant to this Agreement, or any claim, action or proceeding asserted, instituted or arising





                                        - 24 -
                                                      ______   _______   _______
out of any matter or thing covered by such representations or warranties; or
(b) any breach of any covenant or agreement made by or on behalf of Seller in this Agreement, or in any Schedule, Exhibit or certificate delivered by or on behalf of Seller as part of or pursuant to this Agreement. The rights of Purchaser Indemnified Parties to recover indemnification in respect of any occurrence referred to in clause (b) of this Section 8.1 shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation or warranty referred to in clause (a) of this Section
8.1.

         8.2 Indemnification by Purchaser. Purchaser, on behalf of itself and its successors and assigns (collectively, for purposes of this Article 8, "Purchasers"), agrees to defend, indemnify and hold Seller, and their successors, executors, administrative, estates, heirs and assigns (individually, a "Seller Indemnified Party" and collectively, the "Seller Indemnified Parties"), harmless from and against any and all damages, liabilities, losses, taxes, fines, penalties, costs and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever ("Claims") (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any such Seller Indemnified Party, based upon, arising out of, by reason of or otherwise in respect of or in connection with: (a) any inaccuracy in or breach of any representation or warranty made by Purchaser in this Agreement, or in any Schedule, Exhibit or certificate delivered by or on behalf of Purchaser as part of or pursuant to this Agreement, or any claim, action or proceeding asserted, instituted or arising out of any matter or thing recovered by such representations or warranties; or (b) any breach of any covenant or agreement made by or on behalf of Purchaser in this Agreement, or in any Schedule, Exhibit or certificate delivered by or on behalf of Purchaser as part of or pursuant to this Agreement. The rights of Seller Indemnified Parties to recover indemnification in respect of any occurrence referred to in clause (b) of this Section 8.2 shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation or warranty referred to in clause
(a) of this Section 8.2.

         8.3     Notice; Defense of Claims.

                 (a) Promptly after receipt by an indemnified party of notice of any third-party or other claim, liability or expense to which the indemnification obligations hereunder would apply, including in connection with any governmental, employer or malpractice related proceeding, the indemnified party shall give notice thereof in writing to the indemnifying party or parties, but the omission to so notify the indemnifying party or parties promptly will not relieve the indemnifying party or parties from any liability except to the extent that the indemnifying party or parties shall have been materially prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted.

                 (b) In the case of any third-party claim, if, within twenty (20) days after receiving the notice described in the preceding sentence, the indemnifying party or parties (i) give written notice to the indemnified party or parties stating that they intend to defend in good faith against such claim, liability or expense at their own cost and expense and (ii) provide assurance and security reasonably acceptable to such indemnified party or parties that such indemnification will be paid fully and promptly if required and such indemnified party or parties will not incur cost or expense during the proceeding, then counsel for the defense shall be selected by the indemnifying party or parties (subject to the consent of such indemnified party or parties, which consent shall not be unreasonably withheld) and such indemnified party or parties shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party or parties are conducting a good faith and diligent defense at their own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party or parties





                                        - 25 -
                                                      ______   _______   _______
shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. If the indemnifying party or parties assume such defense in accordance with the preceding sentence, they shall have the right, with the consent of such indemnified party or parties, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the indemnifying party's or parties' obligation to indemnify such indemnified party or parties therefor will be fully satisfied and the settlement includes a complete release of such indemnified party or parties.

                 (c) The indemnifying party or parties shall keep such indemnified party or parties apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish such indemnified party or parties with all documents and information that such indemnified party or parties shall reasonably request and shall consult with such indemnified party or parties prior to acting on major matters, including settlement discussions.

                 (d) Notwithstanding anything herein stated, such indemnified party or parties shall at all times have the right fully to participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party or parties and the indemnified party or parties and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for such indemnified party or parties shall be paid by the indemnifying party or parties. If no such notice of intent to dispute and defend is given by the indemnifying party or parties, or if such diligent good faith defense is not being or ceases to be conducted, such indemnified party or parties shall, at the expense of the indemnifying party or parties, undertake the defense of (with counsel selected by such indemnified party or parties), and shall have the right to compromise or settle such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party or parties, then such indemnified party or parties shall make available all information and assistance that the indemnifying party or parties may reasonably request and shall cooperate with the indemnifying party or parties in such defense.

         8.4 Right of Set-off. Upon notice to Seller specifying in reasonable detail the basis for such set-off, the Purchaser Indemnified Parties may set off any amounts to which it may be entitled under Section 8.1 against amounts otherwise payable under the deferred payments provided for in Section
3.1. The exercise of such right of set-off by Purchaser in good faith, whether or not ultimately determined to be justified, will not constitute a default of Purchaser under Section 3.1. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Purchaser in any manner in the enforcement of any other remedies that may be available to it.

         8.5 Satisfaction of Indemnification Obligations. Any indemnity payable pursuant to this Article 8 shall be paid within the later of (a) ten
(10) days after the indemnified party's request therefor or (b) ten (10) days prior to the date on which the Loss upon which the indemnity is based is required to be satisfied by the indemnified party.

ARTICLE 9.  MISCELLANEOUS.

         9.1     Fees, Expenses and Certain Taxes.

                 (a) Purchaser will assume and pay Seller's fees and expenses in connection with this Agreement and the transactions contemplated hereby and thereby up to an amount not in excess of





                                        - 26 -
                                                      ______   _______   _______

$250,000.00. The Purchaser also will pay its fees and expenses in connection with this Agreement and the transactions contemplated hereby and thereby.

                 (b) Subject to Section 9.1(a) above, Seller will pay all costs (i) incurred, whether at or subsequent to the Closing, in connection with the transfer of the Stock to the Purchaser as contemplated by this Agreement, including without limitation, all transfer taxes and charges applicable to such transfer, and (ii) of obtaining all necessary permits, waivers, registrations or consents with respect to any assets, rights or contracts of the Purchaser in connection with or as a result of transactions contemplated by this Agreement and the transactions referred to herein.

                 (c) Purchaser will pay all costs incurred, whether at or subsequent to the Closing, in connection with the transfer of the Monarch Common Stock to the Seller as contemplated by this Agreement, including without limitation, all transfer taxes and charges applicable to such transfer.

         9.2 Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of Texas without regard to its conflict of laws provisions.

         9.3 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon confirmation of receipt, or if sent by registered or certified mail, upon the sooner of the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid or acknowledgment of receipt. All notices and payments to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:



TO THE PURCHASER:                 Dental Centers of Indiana (Monarch), Inc.
                                  c/o Monarch Dental Corporation
                                  4201 Spring Valley, Suite 320
                                  Dallas, Texas 75244
                                  Attn:  President
                                  Fax:  (972) 702-0824

With a copy to:                   Monarch Dental Corporation                 Haynes and Boone, L.L.P.
                                  4201 Spring Valley, Suite 320              901 Main Street, Suite 3100
                                  Dallas, Texas 75244                        Dallas, Texas 75202
                                  Attn:  Chief Executive Officer             Attn:  Kenneth K. Bezozo
                                  Fax:  (972) 702-0824                       Fax:  (214) 651-5940

TO THE SELLER:                    James W. Willis                            Mark R. Johnson
                                  126 South Mulberry                         3900 East Private Road 390 South
                                  Rising Sun, Indiana 47040                  North Vernon, Indiana 47265
                                  Fax:  (812) 537-0737                       Fax:  (812) 346-3990

                                  Thurman H. Brown, II
                                  486 South Woodlawn
                                  North Vernon, Indiana 47265
                                  Fax:  (812) 689-3151





                                        - 27 -
                                                      ______   _______   _______

Any notice given hereunder may be given on behalf of any party by their or its counsel or other authorized representatives.

         9.4 Entire Agreement. This Agreement, including the Disclosure Schedule referred to herein and the other writings specifically identified herein or contemplated hereby or delivered in connection with the transactions contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings, including, without limitation, the term sheet dated April 28, 1997.

         9.5 Severability. In the event any section or part of this Agreement or any of the attached exhibits or parts thereof should be adjudged invalid, such adjudication shall in no manner affect the other sections or exhibits, which shall remain in full force and effect as if the section or exhibit so declared or adjudged invalid were not originally a part hereof.

         9.6 Assignability; Binding Effect. This Agreement and any rights hereunder shall be assignable by the Purchaser, upon written notice to Seller,
(i) to one or more corporations or partnerships controlling, controlled by or under common control with the Purchaser, directly or indirectly, provided the Purchaser shall remain liable for its obligations hereunder in connection with any such assignment, (ii) with Seller's approval, to any successor or acquiror of the Purchaser or its affiliates provided such entity assumes or agrees to be bound by the Purchaser's obligations hereunder, or (iii) with Seller's approval, to the entity providing financing in connection with the transactions contemplated hereby or to any successor or assign or such an entity (including without limitation any such successor or assign in connection with any refinancing, renewal or extension of such refinancing). This Agreement may not be assigned by Seller without the prior written consent of the Purchaser. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs and permitted assigns (including without limitation the estate and heirs of Seller in the event of their death).

         9.7 Waiver of Breach or Violation Not Deemed Continuing. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach or violation of any provision thereof. No breach or violation of any provision hereof may be waived except by an agreement in writing signed by the waiving party.

         9.8 Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

         9.9 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         9.10 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each of the parties hereto or in the case of a waiver, the party or parties waiving compliance.

         9.11 Certain Remedies. If any party should default in the performance of its obligations hereunder, the other party or parties, as applicable, shall, in addition to any other of its rights and remedies hereunder or otherwise, be entitled to seek the remedy of specific performance, and each of the parties hereto expressly waives the defense that a remedy in damages will be adequate.





                                        - 28 -
                                                      ______   _______   _______

         9.12 Certain Definitions. For purposes of this Agreement, the term:

                 (a) "affiliate" of a person shall mean (i) with respect to a person, any member of such person's family (including any child, step-child, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law); (ii) with respect to the Company, any officer, director, stockholder, partner or investor in such Company or of or in any affiliate of such Company; and (iii) with respect to a person or Company, any person or Company which directly or indirectly controls, is controlled by, or is under common control with such person or Company.

                 (b) "breach," when used in connection with the breach of a representation, warranty, covenant, obligation, payment or other provision of this Agreement or any instrument delivered pursuant to this Agreement, will be deemed to have occurred if there is or has been (i) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (ii) any claim (by any person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance; provided, however, that the determination of whether a breach has occurred shall be subject to materiality provisions, if any, included in particular representations, warranties, covenants, obligations and other provisions of this Agreement.

                 (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                 (d) "person" means an individual, corporation, partnership, limited liability association, trust or any unincorporated organization; and

                 (e) "subsidiary" of a person means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other Company more than 50 percent of whose total equity interest, is directly or indirectly owned by such person.

         9.13 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement will be issued, if at all, at such time and in such manner as Purchaser determines. Unless consented to by Purchaser in advance or required by applicable law, rule, regulation, ruling or order, prior to the Closing, Seller shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any person. Seller and Purchaser will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the transactions contemplated by this Agreement, and Purchaser will have the right to be present for any such communication.

         9.14 Confidentiality. Between the date of this Agreement and the date of Closing, Purchaser and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Purchaser, Seller and the Company to maintain in confidence any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated





                                        - 29 -
                                                      ______   _______   _______
by this Agreement, or (c) the furnishing or use of such information is required by legal proceedings. Notwithstanding anything in this Agreement to the contrary, Monarch is expressly permitted to disclose fully this transaction, and append a copy of this Agreement and the Disclosure Schedules, including, but not limited to the Company's financial statements, the Collateral
Agreements and related documents, in any filings with the Securities and Exchange Commission.

         If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Seller waives, and will upon Purchaser's request, cause the Company to waive, any cause of action, right, or claim arising out of the access of Purchaser or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by Purchaser of such trade secrets or confidential information.

         9.15 Litigation. In the event of any litigation between the parties hereto to enforce any provision or right hereunder, the unsuccessful party to such litigation covenants and agrees to pay to the successful party herein all costs and expenses reasonably including, but not limited to, reasonable attorney's fees incurred therein by such successful party, which costs, expenses and attorney's fees shall be included in and as a part of any judgment rendered in such litigation.

         9.16 Damage for Sellers' Breach or Default. In the event that the transactions contemplated by this Agreement are not consummated in accordance with the terms hereof due to Sellers' breach of or default under this Agreement, Sellers shall pay to Purchaser immediately upon its demand an amount equal to two hundred fifty thousand dollars ($250,000.00) which is a fair and reasonable estimate of Purchaser's expenses and losses if Sellers breach or default under this Agreement.

ARTICLE 10.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         10.1 Making of Representations and Warranties. As a material inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser hereby makes the representations and warranties to Seller contained in this Article 10.

         For the purposes of this Agreement, references to "knowledge" of Purchaser or "known" by Purchaser or words of similar import, shall be deemed to include such knowledge as Purchaser or the following executive officer of Monarch (i.e., Warren F. Melamed, Gary W. Cage and Steven G. Peterson) actually has or reasonably ought to have in the ordinary course of performing their duties. For the purposes of this Article 10, Purchaser is deemed to have knowledge of each of the documents entered into in connection with the transactions contemplated hereby.

         10.2 Organization of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Indiana with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted by it.

         10.3 Authority of Purchaser. Purchaser has full corporate power and authority (i) to enter into (a) this Agreement and (b) each agreement, document and instrument to be executed and delivered by Purchaser pursuant to or contemplated by this Agreement, including, but not limited to, the Collateral Agreements, and (ii) to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and the Collateral Agreements have been duly authorized by all necessary action of Purchaser, and no other action on the part of Purchaser is required






                                                 - 30 -
                                                      ______   _______   _______
in connection therewith. This Agreement, the Collateral Agreements and each such agreement, document and instrument executed and delivered by Purchaser pursuant to this Agreement constitute valid and binding obligations of Purchaser enforceable in accordance with their respective terms, except as may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency or similar laws of general application relating to or affecting the rights of creditors, and subject to general principles of equity.

         The execution, delivery and performance by Purchaser of this Agreement, the Collateral Agreements and each such agreement, document and instrument pursuant to or in connection with this Agreement to which it is a party:

                 (i) do not and will not violate any provision of the charter, by-laws or equivalent constituent documents of Purchaser;

                 (ii) do not and will not violate in any material respect any laws of the United States or any state or any other jurisdiction applicable to Purchaser or require Purchaser to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made;

                 (iii) do not and will not (a) result in a breach of, (b) constitute a default under, (c) accelerate any obligation under or (d) give rise to a right of termination of any indenture, loan or credit agreement, or other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which Purchaser is a party or by which the property of Purchaser is bound or affected; and

                 (iv) do not and will not result in the creation or imposition of any Lien on any of the Monarch Common Stock.

         10.4 Litigation. There is no litigation pending or, to the knowledge of Purchaser, threatened against Purchaser which would have a material adverse effect on the business, operations, results of operations, assets, condition (financial or other) or prospects of Purchaser or which could prevent or hinder the consummation of the transactions contemplated by this Agreement.

         10.5 Finder's Fees. Purchaser has not incurred or become liable for any broker's commission or finder's fee or investment banker's fee relating to or in connection with the transactions contemplated by this Agreement.

         10.6 Warranties and Representations Concerning the Company's Business. Purchaser acknowledges that no warranties or representations concerning the Company's business have been made by Seller or its agents, or from any other party in this transaction, and that no understanding has been had or agreement has been made between the parties, except as set forth in this Agreement.

         10.7 Disclosure. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by Purchaser pursuant to this Agreement, together with all materials provided Purchaser or its agents, do not contain any untrue statement of a material fact and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.





                                        - 31 -
                                                      ______   _______   _______

         10.8 Common Stock. Upon consummation of the transactions contemplated hereby, the shares of Monarch Common Stock issued to Seller pursuant to Section 1.2.1 and 3.1 (if any) shall be duly authorized, validly issued, fully paid, non-assessable, and free and clear of all Liens. All shares of Monarch Common Stock, if any, issued pursuant to any stock options granted under Section 3.2 shall be, when issued, duly authorized, validly issued, fully paid and non- assessable. In reliance upon Seller's representations and warranties in Section 4.28, the issuance of all shares of Monarch Common Stock to Seller by Purchaser complies with applicable federal and state securities laws.

         10.9 Financial Statements; Undisclosed Liabilities. Purchaser has previously delivered to Seller the audited balance sheet for Monarch as of December 31, 1996 and an audited statement of income, retained earnings and cash flows for the year then ended including full generally accepted accounting principles disclosures, a copy of which is attached hereto as Section 10.9 of Purchaser's Disclosure Schedule. Said financial statement has been prepared by Monarch from its books and records, and presents fairly in all respects the consolidated financial condition of Monarch at the dates of said statement and the consolidated results of operations for the period covered thereby in accordance with generally accepted accounting principles in the United States.

         10.10 Payment of Obligations. Subsequent to the Closing, Purchaser shall pay, or cause to pay, all of the Company's liabilities in the ordinary course of business as such liabilities become due except as may be contested in good faith.

         10.11 Ordinary Course. Since the date of the Monarch's audited balance sheet, Monarch has conducted its business only in the ordinary course and in a manner consistent with prior practices.

ARTICLE 11.  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE.

         Purchaser's obligation to acquire the Stock and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part):

         11.1 Accuracy of Representations. All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all respects as of the date of this Agreement, and must be accurate in all material respects as of the date of Closing as if made on the date of Closing, without giving effect to any supplement to the Disclosure Schedule.

         11.2    Seller's Performance.

                 (a) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all respects.

                 (b) Seller must have delivered each of the Collateral Agreements and other documents required to be delivered by Seller pursuant to the provisions of this Agreement.

         11.3 Consent of NationsBank. The consent of NationsBank of Texas, N.A. to the consummation of the transactions contemplated by this Agreement must have been executed and obtained and must be in full force and effect.





                                        - 32 -
                                                      ______   _______   _______

         11.4 Additional Documents. Each of the following documents must have been executed and delivered to Purchaser:

                 (a) a certificate executed by each Seller representing and warranting to Purchaser that each of Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all material respects as of the date of Closing as if made on the date of Closing (giving full effect to any supplements to the Disclosure Schedule that were delivered by Seller to Purchaser prior to the date of Closing in accordance with Section 5.4);

                 (b)      a Certificate of Merger; and

                 (c) such other documents as Purchaser may reasonably request for the purpose of (i) evidencing the accuracy of any of Seller's representations and warranties, (ii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, (iii) evidencing the satisfaction of any condition referred to in this Article 11, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement, including, without limitation, resignations of the directors and officers of the Company requested by Purchaser.

         11.5 No Proceedings. Since the date of this Agreement, there must not have been commenced against Purchaser, or against any person or entity affiliated with Purchaser, any proceeding (a) involving any material challenge to, or seeking substantial damages or other substantial relief in connection with, any of the transactions contemplated by this Agreement, or (b) that has the effect of making illegal any of the transactions contemplated by this Agreement.

         11.6 No Claim Regarding Stock Ownership or Merger Proceeds. There must not have been made or threatened by any person any claim asserting that such person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, the Stock or any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Closing Purchase Price.

         11.7 No Prohibition. Neither the consummation nor the performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Purchaser or any person affiliated with Purchaser to suffer any material adverse consequence under, any applicable law, rule, regulation, ruling or order.

         11.8 Consent of Indiana Securities Board. The consent of the Indiana Securities Board to the sale of the Monarch Common Stock by Purchaser to Seller shall have been obtained if required by applicable law or regulation.

         11.9 Monarch Initial Public Offering. Monarch shall have consummated the initial public offering of Monarch Common Stock on or before October 31, 1997.

ARTICLE 12.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE.

         Seller's obligation to sell the Stock and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):





                                        - 33 -
                                                      ______   _______   _______

         12.1 Accuracy of Representations. All of Purchaser's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all respects as of the date of this Agreement and must be accurate in all material respects as of the date of Closing as if made on the date of Closing.

         12.2    Purchaser's Performance.

                 (a) All of the covenants and obligations that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

                 (b) Purchaser must have delivered each of the Collateral Agreements and other documents required to be delivered by Purchaser and must have made the payments required to be made by Purchaser pursuant to the provisions of this Agreement.

         12.3 Additional Documents. Each of the following documents must have been executed and delivered to Seller:

                 (a) A certificate executed by Purchaser representing and warranting to Seller that each of Purchaser's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all material respects as of the date of Closing as if made on the date of Closing;

                 (b)      a Certificate of Merger; and

                 (c) Such documents as Seller may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Purchaser, (ii) evidencing the performance by Purchaser of, or the compliance by Purchaser with, any covenant or obligation required to be performed or complied with by Purchaser, (iii) evidencing the satisfaction of any condition referred to in this Article 12, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

         12.4 No Proceedings. Since the date of this Agreement, there must not have been commenced against Seller, or against any person or entity affiliated with Seller, any proceeding (a) involving any material challenge to, or seeking substantial damages or other substantial relief in connection with, any of the transactions contemplated by this Agreement, or (b) that has the effect of making illegal any of the transactions contemplated by this Agreement.

         12.5 No Prohibition. Neither the consummation nor the performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Seller or any person affiliated with Seller to suffer any material adverse consequence under, any applicable law, rule, regulation, ruling or order.

         12.6 Monarch Initial Public Offering. Monarch shall have consummated its initial public offering of Monarch Common Stock on or before October 31, 1997.





                                        - 34 -
                                                      ______   _______   _______

ARTICLE 13.  TERMINATION

         13.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                 (a) by either Purchaser or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

                 (b) (i) by Purchaser if any of the conditions in Article 11 has not been satisfied as of the date of Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the date of Closing; or (ii) by Seller, if any of the conditions in Article 12 has not been satisfied of the date of Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller has not waived such condition on or before the date of Closing;

                 (c)      by mutual consent of Purchaser and Seller; or

                 (d) by either Purchaser or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 15, 1997, or such later date as the parties may agree upon.

         13.2 Effect of Termination. Each party's right of termination under Section 13.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 13.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 9.1, 9.13 and 9.14 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


                                   * * * * *





                                        - 35 -
                                                      ______   _______   _______

         IN WITNESS WHEREOF the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.



                                  PURCHASER:

                                  DENTAL CENTERS OF INDIANA (MONARCH), INC.


                                  By:  /s/ GARY W. CAGE
                                       ----------------------------------------
                                       Gary W. Cage, Vice President


                                  MONARCH:

                                  MONARCH DENTAL CORPORATION


                                  By:  /s/ WARREN F. MELAMED
                                       ----------------------------------------
                                       Warren F. Melamed, D.D.S., President


                                  COMPANY:

                                  DENTAL CENTERS OF INDIANA, INC.


                                  By:  /s/ JAMES W. WILLIS
                                       ----------------------------------------
                                       James W. Willis, D.D.S., President


                                  SELLER:


                                  /s/ JAMES W. WILLIS
                                  ---------------------------------------------
                                  James W. Willis, D.D.S.

                                  /s/ MARK R. JOHNSON
                                  ---------------------------------------------
                                  Mark R. Johnson, D.D.S.

                                  /s/ THURMAN H. BROWN, II
                                  ---------------------------------------------
                                  Thurman H. Brown, II






                                     - 36 -